SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2008
(Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-27351	87-0445575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2275 Huntington Drive #278
San Marino, CA 91108
(Address of principal executive offices)

(626) 757-8885
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On April 15, 2008, American Dairy, Inc. (the “Company”) filed a complaint in the United States District Court of the Western District of Oklahoma (the “Complaint”) against its former auditors Murrell, Hall, McIntosh & Co., LLP (“MHM”) and Henny Wee & Co. (“HW”).

As previously reported, in the third quarter of 2007, American Dairy received a letter from the Division of Enforcement of the Securities and Exchange Commission (the “Commission”) indicating that the Commission is conducting an informal investigation and requesting that the Company produce certain documents and information. Substantially all of these requests related to the individuals and entities that provided accounting or certain advisory services to American Dairy, including MHM and HW. In performing its audits of the Company’s year end financial statements, MHM relied on the audit field work of HW, an affiliated firm in Hong Kong. The Company dismissed MHM as its independent registered public accountants in December of 2007.

The Complaint’s primary allegations can be summarized as follows: MHM breached its duties of due care and professional competence by failing to perform its audits of American in accordance with professional standards of care in that MHM improperly and negligently (i) accepted HW’s representation that it was independent and otherwise failed to make sufficient inquiries concerning HW’s independence, and (ii) permitted HW to perform such a significant and material part of the audit work such that MHM should have evaluated whether it could act as principal auditor and report on the Company’s financial statements.

The Complaint is seeking compensatory damages of no less than $10,000,000.

In connection with the Complaint, the Company has entered into a Cooperation Agreement with Steven Zrenda, the Company’s former legal counsel (“Zrenda”). Pursuant to the Cooperation Agreement, Zrenda has agreed to fully cooperate with the Company in its investigation of and subsequent claims or lawsuits against MHM and Henny Wee.

As previously reported, in January of 2008, the Company engaged Grant Thornton, the Hong Kong member firm of Grant Thornton International (“Grant Thornton”), as its new independent registered public accountants. Grant Thornton is currently conducting an audit of the Company’s financial statements for the 2007, 2006, 2005 and 2004 fiscal years.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	American Dairy, Inc., a Utah corporation

	By:	/s/ Leng You Bin
Name: Leng You Bin
Title: Chief Executive Officer